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                                                                  EXHIBIT 12 (B)


                           DORAL FINANCIAL CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


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                                                                              SIX MONTH PERIOD ENDED
                                                                                  JUNE 30, 2002
                                                                              ----------------------
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INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                      $114,566
  Plus:
     Fixed Charges (excluding capitalized interest)                                  130,084
                                                                                    --------

TOTAL EARNINGS                                                                      $244,650
                                                                                    ========

FIXED CHARGES:
     Interest expensed and capitalized                                              $128,220
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                 630
     An estimate of the interest component within rental expense                       1,234
                                                                                    --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                       130,084
                                                                                    --------

Preferred dividends                                                                    5,266
Ratio of pre tax income to net income                                                  1.163
                                                                                    --------

PREFERRED DIVIDEND FACTOR                                                              6,123
                                                                                    --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                                   $136,207
                                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                        1.80
                                                                                    ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                      $114,566
  Plus:
     Fixed Charges (excluding capitalized interest)                                   94,620
                                                                                    --------

TOTAL EARNINGS                                                                      $209,186
                                                                                    ========

FIXED CHARGES:
     Interest expensed and capitalized                                              $ 92,756
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                 630
     An estimate of the interest component within rental expense                       1,234
                                                                                    --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                        94,620
                                                                                    --------

Preferred dividends                                                                    5,266
Ratio of pre tax income to net income                                                  1.163
                                                                                    --------

PREFERRED DIVIDEND FACTOR                                                              6,123
                                                                                    --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                                   $100,743
                                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                        2.08
                                                                                    ========
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